Exhibit 10.2

MEMORANDUM

OFFICE OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

TO:	Bill Larsson
FROM:	Mark Donegan
DATE:	November 13, 2008
SUBJECT:	Stock Option Agreement Amendment

Bill,

Reference is made to the Notices of Grant of Stock Options effective November 16, 2004, November 15, 2005 and November 14, 2006. In connection with your retirement from Precision Castparts Corp., it is agreed that Section 2.5(b) of the Nonstatutory Stock Option Agreements that govern the grants made to you in 2004, 2005 and 2006 shall be deemed amended to provide that if your employment is terminated by retirement on or after December 31,2008, (a) all outstanding options will become exercisable in full and (b) all outstanding options that are vested or unvested as of December 31, 2008 will remain exercisable for the remainder of their full ten year term or until the expiration of one year after the date of your death following termination of employment, whichever period is shorter. The provisions of the referenced Nonstatutory Stock Option Agreements not superseded by this memo shall remain in effect.

This memo replaces the memo dated as of June 26, 2008 relating to your option awards.

/S/ MARK DONEGAN
Mark Donegan

Accepted:	/S/ WILLIAM D. LARSSON
William D. Larsson